UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 6
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
JO-ANN STORES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State of incorporation or organization)	34-0720629 (I.R.S. Employer Identification No.)

5555 Darrow Road, Hudson, Ohio (Address of principal executive offices)	44236 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	N/A

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.	Description of Registrant’s Securities to be Registered.
     This Amendment No. 6 (this “Amendment”) amends the Form 8-A Registration Statement filed by Jo-Ann Stores, Inc. (the “Company”) on October 26, 1990, as amended by Amendment No. 1 to Form 8-A Registration Statement filed by the Company on March 23, 1992, Amendment No. 2 to Form 8-A Registration Statement filed by the Company on August 4, 1995, Amendment No. 3 to Form 8-A Registration Statement filed by the Company on December 19, 2000, Amendment No. 4 to Form 8-A Registration Statement filed by the Company on February 9, 2004, and Amendment No. 5 to Form 8-A Registration Statement filed by the Company on March 2, 2007.
     On October 31, 2010, the Company’s Common Share Purchase Rights expired by their terms pursuant to the Third Amended and Restated Rights Agreement, dated as of February 26, 2007, by and between the Company and National City Bank, as Rights Agent (the “Rights Agreement”). This summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement that is filed as Exhibit 4.1 to this Amendment.

Item 2.	Exhibits.

3.1	Amended and Restated Articles of Incorporation of Jo-Ann Stores, Inc. (filed as Exhibit 3.1 to the Company’s Form 10-K filed with the Securities and Exchange Commission on April 17, 2008 and incorporated herein by reference).

3.2	Amended and Restated Code of Regulations of Jo-Ann Stores, Inc. (filed as Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 11, 2010 and incorporated herein by reference).

4.1	Third Amended and Restated Rights Agreement, dated as of February 26, 2007, by and between Jo-Ann Stores, Inc. and National City Bank, as Rights Agent (filed as Exhibit Form 4.1 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on March 2, 2007 and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 1, 2010

JO-ANN STORES, INC.
By:	/s/ David Goldston
	Name:	David Goldston
	Title:	Senior Vice President, General Counsel and Secretary